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EXHIBIT 10.6

                              CONSULTING AGREEMENT



     Consulting  Agreement  made as of this  4th  day of  November,  1996 by and
between  Mike's  Original,   Inc.,  a  Delaware  corporation   (hereinafter  the
"Company") and Steven A. Cantor (hereinafter called the "Consultant").

                               W I T N E S S E T H:

     Whereas, the Company is aware of Consultant's business expertise and desires to enter into a Consulting Agreement with Consultant; and

     Whereas, Consultant desires to act as a consultant to the Company on the terms and conditions set forth herein.

     Now, therefore, in consideration of the premises and of the mutual covenants and conditions herein contained, the parties hereto agree as follows:


     1. Prior Agreements Superseded. The Agreement supersedes any employment or consulting agreements, oral or written, entered into between the Consultant and the Company or any of its subsidiaries, prior to the date of this Agreement.

     2. Term. The Company hereby retains Consultant to perform certain consulting services to the Company as shall be determined by Consultant for a term of three (3) years, commencing on January 1, 1997; subject, however, to termination as hereinafter provided. Consultant hereby accepts such retention.

     3. Remuneration. The Company shall pay to Consultant an annual salary at the rate of $125,000 for the first year, $125,000 for the second year, and $125,000 for the third year of this Agreement, payable in weekly installments, or in such other manner as shall be agreed to in writing by the Company and Consultant.

     4. Accrual of Salary until Initial Public Offering. Notwithstanding the terms contained herein, the parties agree that no monies shall be payable to Consultant, except for reimbursement of expenses as provided in Paragraph 5 hereof, until such time as the Company shall consummate a private or public offering of its securities for not less than $2,000,000 in gross proceeds. In such event, all accrued amounts under this Agreement not previously paid shall immediately become due and payable.

     5. Consultant Benefits; Expenses. The Company shall reimburse Consultant for all proper expenses incurred by him, including disbursements made in the performance of his duties to the Company; provided, however, that no expenses and/or disbursements shall be incurred by Consultant without the prior approval of the Chief Executive Officer or the Board of Directors of the Company.

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     6.  Non-Competition.  Consultant  agrees  that  during  the  term  of  this
Agreement and provided he is receiving payment hereunder, he will not directly or indirectly enter into or remain in the employ of any person, firm or corporation, or engage in or have a financial interest in any business which is then manufacturing any article or product which is the same as, or similar to, any articles or products manufactured by the Company. In the event of a breach of this covenant not to compete, the parties acknowledge that the Company may be irreparably damaged and may not have an adequate remedy at law. The Company may therefore obtain injunctive relief, without the necessity of posting a bond, for any breach or threatened breach of this covenant. The parties hereto further acknowledge that this covenant not to compete is intended to conform with the laws of the State of New York. Any court of competent jurisdiction is hereby authorized to expend or contract the restrictions of this covenant not to compete in order to conform with the laws of New York so that it shall bind the parties hereto.

     Consultant further agrees that he will not use the name "Mike's Original" or any variation thereof, or otherwise allow any person to use such name or permit any member of his family to use such name, or authorize the use of such name as or in the name of any corporation, partnership, firm or venture which manufactures any article, product, special process or performs any service which is the same as, or similar or in competition with any article, product, special process or service manufactured or performed by the Company, or as in the name of any such article or product.

     7. Consolidation or Merger. In the event of any consolidation or merger of the Company into or with any other corporation during the term of this Agreement, or the sale of all or substantially all of the assets of the Company to another corporation during the term of this Agreement, such successor corporation shall assume this Agreement and become obligated to perform all of the terms and provisions hereof applicable to the Company, and Consultant's obligations hereunder shall continue in favor of such successor corporation.

     8. Notices. Notice is to be given hereunder to the parties by telegram or by certified or registered mail, addressed to the respective parties at the addresses hereinbelow set forth or to such addresses as may be hereinafter furnished, in writing:

          To:       Mr.  Steven A. Cantor
                    16 Raeburn Court
                    Babylon Village, New York   11702

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          To:       Mike's Original, Inc.
                    131 Jericho Quadrangle
                    Jericho, New York  11753
                    Attn:  Mr. Michael Rosen

     9. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Unless clearly inapplicable, reference herein to the Company shall be deemed to include such other successor. In addition, this Agreement shall be binding upon and inure to the benefit of the Consultant and his heirs, executors, legal representatives and assigns, provided, however, that the obligations of Consultant hereunder may not be delegated without the prior written approval of the Board of Directors of the Company.

     10. Amendments. This Agreement may not be altered, modified, amended or terminated except by a written instrument signed by each of the parties hereto.

     11. Governing Law. This Agreement is entered into and shall be construed in accordance with the laws of the State of New York.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                   MIKE'S ORIGINAL, INC.

                                   By:  /s/ Michael Rosen
                                   ---------------------------------

                                        /s/ Steven A. Cantor
                                   ---------------------------------
                                         Steven A. Cantor